Exhibit 5.1

Legal Opinion of Nelson Mullins Riley & Scarborough LLP

Exhibit 5.1

Nelson Mullins Riley & Scarborough LLP
Attorneys and Counselors at Law
999 Peachtree Street, NE / 14th Floor / Atlanta, Georgia 30309-3964
Tel: 404.817.6000 Fax: 404.817.6050
www.nelsonmullins.com

June 16, 2006

First Community Corporation
5455 Sunset Blvd.
Lexington, SC 29072

Ladies and Gentlemen:

        We have acted as counsel to First Community Corporation (the “Company”) in connection with the filing of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, covering the offering of up to 71,228 shares (the “Shares”) of the Company’s common stock, par value $1.00 per share, which may be issued by the Company as stock options granted under the First Community Corporation / DeKalb Bankshares, Inc. Stock Incentive Plan.

        In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

        The opinions set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.

        Based on the foregoing, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

        This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. The consent shall not be deemed to be an admission that this firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Atlanta • Boston • Charleston • Charlotte • Columbia • Greenville • Myrtle Beach • Raleigh • Winston-Salem • Washington, DC

First Community Corporation
June 16, 2006

Very truly yours,
NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.

/s/ J. Brennan Ryan J. Brennan Ryan, Esq.